James P. Gagel
                                 ATTORNEY AT LAW

                             THE INVESTMENT BUILDING
                              1511 K STREET, N.W.
                                   SUITE 705
                             WASHINGTON, D.C. 20005
                         E-mail: jamesgagel@sprynet.com

MEMBER OF THE                                                  TEL (202)628-1143
D.C., N.Y., & N.J. BARS                                       FAX (202) 347-9191

October 12, 1998


Mr. George Zilba President
Board of Director,
NorAm Gaming and Entertainment, Inc.
Three Canto Square
Colorado, Ohio 43624

RE: Opinion as to Securities included in Registration Statement on Form S-8 of NorAm Gaming and Entertainment, Inc.

Gentlemen:

In connection with the above-mentioned Registration on Form S-8, I am of the opinion that, when issued as contemporary by the Board of Directors, pursuant to the agreements, the shares of Common Stock included in the Registration Statement will be duly authorized and validly issued, fully paid and non-assessable.

Please contact the undersigned if you need additional information.

Sincerely,

/s/James P. Gagel, Esq.
James P. Gagel, Esq.